Exhibit  23.5

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

October 13, 2021

Coterra Energy Inc.
Three Memorial City Plaza
840 Gessner Road, Suite 1400
Houston, Texas 77024

Ladies and Gentlemen:

We hereby consent to the reference to DeGolyer and MacNaughton and to the incorporation by reference of our review of the proved oil, condensate, natural gas liquids, and gas reserves, as of December 31, 2020, estimated by Cimarex Energy Co. (“Cimarex”), that was presented in our report of third party dated January 20, 2021 as an exhibit in the Annual Report on Form 10-K of Cimarex for the fiscal year ended December 31, 2020, in the form and context in which it appears or is incorporated by reference into the Registration Statement on Form S-3 of Coterra Energy Inc. to be filed on or about October 13, 2021 (the “Registration Statement”). We further consent to the use of the name DeGolyer and MacNaughton under the heading “Experts” in the Registration Statement.

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716